Exhibit 99.1

For more information, contact:

Kathleen Nemeth

Senior Vice President, Investor Relations

Kathleen.Nemeth@omnicell.com

650-435-3318

Omnicell Announces Leadership and Organizational Changes

FORT WORTH, Texas, -- May 30, 2023—Omnicell, Inc. (Nasdaq: OMCL) (“Omnicell” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced changes to its leadership structure designed to create a more streamlined organization with a continued focus on operational excellence, driving continuous improvements in customer experience and the delivery of Omnicell’s long-term commitments.

“Omnicell continues to evolve in an effort to meet the ever-changing needs of the industry as we work to execute our strategy to transform the pharmacy care delivery model,” said Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell. “In recent years, we have transitioned our business to increase our focus on ‘SaaS’ and tech-enabled services, including launching our Advanced Services portfolio, Cloud Platform, and Customer Success Organizations, as we seek to better meet the needs of our customers. With these efforts complete, we think now is the right time to reorganize our structure in a way that we believe will best support our next chapter of evolution. I believe these changes will enable us to operate more nimbly, drive greater efficiencies and further strengthen our position as a leading medication management infrastructure provider as we strive to deliver value for our stockholders, our employees, our healthcare partners, and their patients.”

As part of these changes, Scott Seidelmann, Executive Vice President, Chief Commercial Officer, and Christine Mellon, Executive Vice President, Chief Administrative and People Officer, will step down from their respective roles, effective June 1, 2023. Mr. Seidelmann and Ms. Mellon will remain with the Company in an advisory role until October 2023 to help ensure a smooth transition.

In addition, Corey Manley has been promoted to Executive Vice President, Chief Legal and Administrative Officer, effective June 1, 2023. Mr. Manley’s expanded responsibilities will include overseeing Omnicell’s Legal and Corporate Responsibility functions, as well as the Company’s Human Resources/People, Employee Environments (Real Estate), Organizational Development, Compensation/Payroll/Benefits, Internal Communications, and Quality organizations.

The Company also announced the following leadership appointments, promotions, and refinement of responsibilities:

•	Nish Parekh is rejoining Omnicell as Senior Vice President, Chief Product Officer, to oversee all Global Product Management and North America Marketing. Ms. Parekh rejoins Omnicell, effective June 12, 2023, from AppliedVR, an immersive therapeutics pioneer, where she served as Head of Product.

•	Martha Thorne has been named as Senior Vice President, General Manager, EnlivenHealth, effective June 19, 2023, and will be responsible for driving overall operations and continued growth of Omnicell’s retail pharmacy business. Ms. Thorne previously served as Chief Revenue Officer of egnite, an AI-enabled digital health company.

•	Minoo Mortazavi is being promoted to Senior Vice President, Global Operations, with expanded responsibilities overseeing global process optimization, along with Global Supply Chain, the Consumables business, Customer Experience, and Customer Technical Services.

•	Jeff Schlossnagle maintains his role as Senior Vice President, Chief Revenue Officer, overseeing the Company’s North America Sales, Professional Services, and Specialty Pharmacy Services teams, as well as expanded responsibilities overseeing the Customer Success and EnlivenHealth organizations.

•	Sara Dalmasso will continue serving as Senior Vice President, General Manager of Omnicell International, with responsibility for the Company’s international operations.

•	Virad Gupta will continue serving as Senior Vice President, Chief Technology Officer, with responsibility for Omnicell’s Global Engineering organization.

•	Maximo Rocha has been promoted to Senior Vice President, Chief People Officer, succeeding Ms. Mellon.

“I am pleased to recognize the talent within Omnicell with these promotions and new responsibilities and to welcome new leaders to our organization to oversee key areas moving forward. At the same time, I would like to thank Scott and Christine for their dedication and significant contributions to Omnicell throughout their tenure. Scott has played an integral role in launching our Advanced Services portfolio and leading our transformation to an ‘as a Service’ provider. Christine has been instrumental in helping to instill a people-first philosophy across our global enterprise. I appreciate their willingness to stay on in advisory roles to help ensure a smooth transition and wish them all the best in the future,” concluded Mr. Lipps.

Mr. Manley and all of the aforementioned Senior Vice Presidents will report directly to Mr. Lipps, except for Mr. Rocha who will report to Mr. Manley, and Ms. Thorne, who will report to Mr. Schlossnagle. All of the aforementioned promotions will become effective June 1, 2023. Ms. Parekh will step into her role effective June 12, and Ms. Thorne will step into her role effective June 19, 2023. As previously announced, Mr. Nchacha Etta, is joining Omnicell on June 1, 2023, as Executive Vice President, Chief Financial Officer and will also report directly to Mr. Lipps.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model in an effort to optimize financial and clinical outcomes across all settings of care. Through a comprehensive portfolio of automation and advanced services, Omnicell is uniquely positioned to address evolving healthcare challenges, connect settings of care, and streamline the medication management process. Healthcare facilities worldwide partner with Omnicell to help increase operational efficiency, reduce medication errors, improve patient safety, and enhance patient engagement and adherence, helping to reduce costly hospital readmissions. To learn more, visit omnicell.com.

From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s expectations regarding the leadership and organizational appointments and transitions, impact on business strategy and its execution, operational improvements, and efficiencies, delivering on long-term commitments, market position, and statements about Omnicell’s strategy, plans, objectives, goals, and vision. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) ability to realize the benefits of our expense containment efforts, (iii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (iv) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (v) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (vi) delays in installations of our medication management solutions or our more complex medication packaging systems, (vii) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (viii) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (ix) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (x) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, and (xi) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

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